As filed with the Securities and Exchange Commission on November 1, 2000.

                                            Registration File No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         THE SOUTH FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

South Carolina                                               57-0824914
(State or other jurisdiction of incorporation             (I.R.S. Employer
or organization)                                         Identification No.)

                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
             (864) 255-7900 (TELEPHONE) (864) 235-6403 (FACSIMILE)
               (Address, including zip code, and telephone number,
                              including area code,
                  of registrant's principal executive offices)

                WILLIAM S. HUMMERS III, EXECUTIVE VICE PRESIDENT
                         THE SOUTH FINANCIAL GROUP, INC.
                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 255-7913
                      ------------------------------------
           (Name, address, and telephone number, including area code, of agent for service)

         APPROXIMATE DATE OF COMMENCEMENT OF SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to divided or interest reinvestment plans, please check the following box: |X|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |_|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                                         Proposed Maximum        Proposed Maximum
Title of Each Class                 Amount to             Offering Price            Aggregate            Amount of
of Securities to be Registered      be Registered          Per Security           Offering Price (1)     Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock........                150,000 shares           $10.1875(1)              $1,528,125               $403.43
-------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h),  the average of the high and low prices as reported
by the Nasdaq  National  Market of  $10.1875  on October  30,   2000 is used for
purposes of calculating the registration fee.

PROSPECTUS

                                     [LOGO]
                        [THE SOUTH FINANCIAL GROUP, INC.]

                                  COMMON STOCK
                           DIVIDEND REINVESTMENT PLAN



THE SOUTH FINANCIAL GROUP:

o        We  are  a  financial   services
         holding  company   headquartered  in                 THE PLAN
         Greenville,  South  Carolina,
         offering  general  banking  services and             o        450,000 shares are currently authorized for
         financial products through our                                issuance under the Plan.
         operating subsidiaries.
                                                              o        Plan participants can purchase additional
o        Our address and phone number are:                             shares of our common stock with their cash
         102 South Main Street                                         dividends and optional cash payments.
         Greenville, South Carolina 29601
         (864) 255-7900                                       o        The Plan Administrator is:

SYMBOL AND MARKET:                                                     Registrar and Transfer Company
                                                                       10 Commerce Drive
o        Our common stock is traded on The Nasdaq                      Cranford, New Jersey 07016-3572
         National Market under the trading symbol                      1-800-368-5948
         "TSFG".                                                       E-mail: invrelations@rtco.com

o On June 1, 2000, the closing sales price of our common stock, as reported by Nasdaq, was $12.6875.






                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 2.



Neither the SEC nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.



                  The date of this Prospectus is June 8, 2000.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy this information at the following locations of the SEC:

Public Reference Room             New York Regional Office         Chicago Regional Office
450 Fifth Street, N.W.            7 World Trade Center             Citicorp Center
Room 1024                         Suite 1300                       500 West Madison St.
Washington, D.C. 20549            New York, NY 10048               Suite 1400
                                                                   Chicago, IL 60661-2511


         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the site is http://www.sec.gov.

         You should also be able to inspect reports, proxy statements and other information about us at the offices of the NASD, 20 Broad Street, New York, New York 10005. Also, the Company maintains a website at www.thesouthgroup.com.

         We have filed with the SEC a registration statement under the Securities Act that registers the distribution of our common stock under the Plan. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our common stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this document.

         The SEC allows us to "incorporate by reference" information into this Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Prospectus, except for any information that is superseded by information that is included directly in this Prospectus.

         This Prospectus incorporates by reference the documents listed below that we previously filed with the SEC. They contain important information about the Company and its financial condition.

SEC Filings                                 Period/Filing Date
-----------                                 ------------------

Annual Report on Form 10-K                  Year ended December 31, 1999

Quarterly Report on Form 10-Q               Quarter ended March 31, 2000

Current Reports on Form 8-K                 January 18, 2000 and April 24, 2000

The registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act that contains descriptions of our common stock and other rights, including all amendments or reports that we filed with the SEC to update these descriptions.

         Every document that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after June 8, 2000 and before the termination of the offering of shares under the Plan will be incorporated by reference into this Prospectus without any further action by us. If any future document that is incorporated by reference into this Prospectus modifies anything in this Prospectus (including any document that has been incorporated by reference), then the modified statement will be replaced by the modifying statement without any further action by us.

         We will provide, without charge, copies of documents incorporated by reference (other than exhibits) to each person, including any beneficial owner, to whom this Prospectus is delivered. You should direct any request for these documents to

                           The South Financial Group, Inc.
                           Mary M. Gentry, Treasurer
                           102 S. Main Street
                           Greenville, South Carolina 29601
                           Phone: (864) 255-4919

                                     SUMMARY

         We are a financial services company headquartered in Greenville, South Carolina, and we offer general banking services and financial products through our five principal operating subsidiaries:

         o    Carolina   First    Bank,   a   South    Carolina-chartered   bank
              headquartered in Greenville, South Carolina,

         o Citrus Bank, a Florida-chartered bank headquartered in Orlando, Florida,

         o Carolina First Mortgage Company, a mortgage loan origination and servicing company headquartered in Columbia, South Carolina,

         o Carolina First Bank, F.S.B., a federal savings bank that offers Bank CaroLine, an Internet banking service, and

         o    The Anchor  Bank, a South Carolina-chartered bank headquartered in
              Myrtle   Beach,  South  Carolina,  which  we  plan to  merge  into
              Carolina First Bank at some point in the future.

         Through our subsidiaries, we provide a full range of banking services, including mortgage, trust and investment services, designed to meet substantially all of the financial needs of our customers. At March 31, 2000, we also had bank technology investments that included two public companies: a 16% ownership interest in Affinity Technology Group, Inc. and an 8.4% ownership interest in Net.B@nk, Inc.

         We commenced operations in December 1986, and, at March 31, 2000, we conducted business in 90 locations in South Carolina, 13 locations in Florida and 5 locations in North Carolina. We are currently the largest independent South Carolina-headquartered financial institution. At March 31, 2000, we had total assets of approximately $4.9 billion, total loans of approximately $3.4 billion, total deposits of approximately $3.6 billion and approximately $486.2 million in shareholders' equity. In April 2000, we changed our name from Carolina First Corporation to The South Financial Group, Inc. All prior period information included above reflects (on a pro forma basis) our June 2000 merger with Anchor Financial Corporation, which we accounted for as a pooling-of-interests.

        Our principal executive offices are located at: 102 S. Main Street, Greenville, South Carolina 29601, and our telephone number is 864-255-7900.

                                  RISK FACTORS

         WE HAVE EXPERIENCED SIGNIFICANT GROWTH THROUGH ACQUISITIONS, WHICH COULD, IN SOME CIRCUMSTANCES, ADVERSELY AFFECT NET INCOME. We have experienced significant growth in assets as a result of acquisitions. Moreover, we anticipate engaging in selected acquisitions of financial institutions and assets in the future. There are risks associated with our acquisition strategy that could adversely impact net income. These risks include, among others, incorrectly assessing the asset quality of a particular institution being acquired, encountering greater than anticipated costs of incorporating acquired businesses into our company and being unable to profitably deploy funds acquired in an acquisition. Furthermore, we can give you no assurance about the extent that we can continue to grow through acquisitions.

         In the past, we have engaged in acquisitions accounted for by the purchase method of accounting. Acquisitions accounted for by the purchase method of accounting may lower the capital ratios of the entities involved. Consequently, in the event that we engage in significant acquisitions accounted for by the purchase method of accounting in the future, we may be required to raise additional capital in order to maintain capital levels required by the Federal Reserve Board.

         In the future, we may issue capital stock in connection with additional acquisitions. These acquisitions and related issuances of stock may have a dilutive effect on earnings per share and ownership. We do not currently have any definitive understandings or agreements for any acquisitions material to us. However, as noted above, we anticipate that we will continue to expand by acquisition in the future.

         WE HAVE VARIOUS ANTITAKEOVER MEASURES WHICH COULD IMPEDE THE TAKEOVER OF THE COMPANY. We have various antitakeover measures in place, some of which are listed below. Any one or more of these measures may impede the takeover of the Company without the approval of our Board of Directors and may prevent you from taking part in a transaction in which you could realize a premium over the current market price of our common stock.

         The antitakeover measures include:

         o a Shareholders' Rights Plan which, among other things, provides for the dilution of our common stock holdings of shareholders who acquire 20% or more of our common stock and attempt to acquire the Company without the consent of management;

         o management contracts which provide for additional management compensation in the event that executive officers who are a party thereto are terminated after a change in control of the Company, and

         o various charter provisions providing for, among other things, a "staggered" board of directors and supermajority voting requirements in connection with the removal of directors without cause and some business combinations involving the Company.

         WE  HAVE   EXPERIENCED   SIGNIFICANT   GROWTH  IN  COMMERCIAL   LENDING
ACTIVITIES, WHICH ENTAILS SPECIAL RISKS NOT ASSOCIATED WITH OTHER TYPES OF LOANS. Over the past several years, we have experienced significant growth in commercial and commercial mortgage loans. These loans are generally more risky than one-to-four family or consumer loans because they are unique in character, generally larger in amount and dependent upon the borrower's ability to generate cash to service the loan. There are risks inherent in making all loans, including risks with respect to the period of time over which loans may be repaid, risks resulting from uncertainties as to the future value of collateral, risks resulting from changes in economic and industry conditions and risks inherent in dealing with individual borrowers. While our nonperforming loans as a percentage of total loans is comparable to its peer group average, there is a risk that the quality of our loan portfolio could decline, particularly in connection with the rapid growth in loans we have experienced over the past several years.

                             DESCRIPTION OF THE PLAN

PURPOSE

1.       What is the purpose of the Plan?

         The primary purpose of the Common Stock Dividend Reinvestment Plan (the "Plan") is to provide holders of record of shares of the $1 par value Common Stock ("Common Stock") of The South Financial Group, Inc. (the "Company") the opportunity to invest cash dividends and optional cash payments in shares of Common Stock. Shares purchased under the Plan will be original issue shares and have the same rights with respect to dividends and voting as all shares of Common Stock. (See Questions 10, 12 and 13.) The Company anticipates utilizing the reinvested dividends and optional cash payments for its general corporate purpose, including investments in the Company's subsidiaries.

ADVANTAGES

2.       What are the advantages of the Plan?

         Participants in the Plan ("Participants") may:

         o Automatically reinvest all or a portion of their Common Stock cash dividends, without payment of a service charge or brokerage commission, in Common Stock at 95% of the fair market value of the Common Stock.

         o    Invest   additional  cash,  up to $10,000  per month,  without the
              payment   of  a  service  charge  or  brokerage   commission,   in
              additional shares of Common Stock. (See Questions 10, 12 and 13.)

         o Invest the full amount of all dividends and optional cash payments, since fractional share interests may be held under the Plan.

         o    Avoid  safekeeping  and   recordkeeping   requirements  and  costs
              through the free  custodial   service and reporting  provisions of
              the Plan.

ADMINISTRATION

3.       Who administers the Plan for Participants?

         Registrar and Transfer Company (the "Administrator") will administer the Plan, purchase and hold shares of Common Stock acquired from the Company under the Plan, keep records, send statements of account activity to Participants, and perform other duties related to the Plan. Participants may contact the Administrator by writing to:

                  The South Financial Group Dividend Reinvestment Plan c/o Registrar and Transfer Company
                  10 Commerce Drive
                  Cranford, New Jersey 07016-3572

Participants may also contact the Administrator by telephoning toll free at 1-800-368-5948 or by e-mailing to invrelations@rtco.com.

PARTICIPATION

4.       Who is eligible to participate in the Plan?

         All holders of record of shares of Common Stock are eligible to participate in the Plan; provided, however, if any Participants have the same social security or federal tax identification number, the maximum amount which all such Participants may invest as optional cash payments each month is limited to the maximum amount that one Participant may so voluntarily invest each month. (See Question 13.) In order to be able to participate in the Plan in their own names, beneficial owners of shares of Common Stock whose shares are registered in names other than their own must become holders of record by having their shares transferred into their own names. All nominees or brokers wishing to participate in the Plan should contact the Administrator toll free at 1-800-368-5948.

5.       How does an eligible shareholder become a Participant?

         An eligible shareholder may join the Plan by signing an Authorization Card and returning it to the Administrator. Authorization Cards may be obtained at any time by written request to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572, by telephoning toll free at 1-800-368-5948 or by e-mailing to invrelations@rtco.com.

6.       What are a shareholder's participation options?

         Participants may elect full reinvestment or partial reinvestment of cash dividends. If a shareholder chooses partial reinvestment, the shareholder must designate on the Authorization Card the number of whole shares for which he wishes to reinvest dividends. Dividends paid on all other shares registered in the Participant's name will be paid in cash.

7.       When may an eligible shareholder join the Plan?

         An eligible shareholder may join the Plan at any time. If an Authorization Card is received by the Administrator on or before the record date established for payment of a particular dividend, reinvestment of dividends under the Plan will commence with that dividend. If an Authorization Card is received after the record date established for a particular dividend, the reinvestment of dividends under the Plan will begin with the next succeeding dividend. The Company anticipates that the quarterly dividend record and payment dates will ordinarily occur on or about the following dates:

                           Record Date               Payment Date
                           -----------               ------------
                           January 15                February 1
                           April 15                  May 1
                           July 15                   August 1
                           October 15                November 1

         If an Authorization Card accompanied by an optional cash payment is received by the Administrator more than two business days prior to the next purchase date, the optional cash payment will be used to purchase shares of Common Stock on that purchase date. If an Authorization Card accompanied by an optional cash payment is received by the Administrator less than two business days prior to a purchase date, the optional cash payment will be used to purchase shares of Common Stock on the next purchase date.

COSTS

8. Are there any expenses to Participants in connection with purchases under the Plan?

         Because the Common Stock purchased under the Plan are original issue shares purchased directly from the Company, Participants will incur no brokerage commissions or service charges for purchases made under the Plan.

PURCHASES

9.       How many shares of Common Stock will be purchased for Participants?

         The number of shares purchased under the Plan for each Participant will depend on the amount of each Participant's dividends and optional cash payments, and the market price of the Common Stock. Each Participant's account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested under the Plan by the Participant, divided by the applicable purchase price per share of the Common Stock.

10. When and at what price will shares of Common Stock be purchased under the Plan?

         Purchases of shares with reinvested dividends will be made as of each dividend payment date. Purchases of shares made with optional cash payments will be made on the first business day of every month. Optional cash payments must be received at least two business days prior to a purchase date to be used to purchase shares on that purchase date. Participants may obtain the return of any optional cash payment at any time up to two business days before a purchase date. No interest will be paid on any funds received under the Plan. The Company's quarterly dividend payment dates will ordinarily occur on the first day of February, May, August, and November.

         The prices of Common Stock purchased under the Plan with reinvested dividends will be 95% of the average of the high and low sale prices of the Common Stock on The Nasdaq National Market on the five business days preceding the dividend payment date, as reported in The Wall Street Journal, or other authoritative source; provided, that no purchases shall be made in the event that this price is less than the par value of the Common Stock (presently $1.00 per share); and provided, however, that the Company may alter the discount at which shares may be purchased hereunder so as to range from 95% to 100% of the average of the high and low sale prices of the Common Stock on The Nasdaq
National Market upon giving Participants not less than 30 days prior written notice thereof.

         The prices of Common Stock purchased under the Plan with optional cash payments will be 100% of the average of the high and low sale prices of the Common Stock on The Nasdaq National Market on the five business days preceding the monthly purchase date, as reported in The Wall Street Journal, or other authoritative source, provided that no purchases shall be made in the event that this price is less than the par value of the Common Stock (presently $1.00 per share); provided, however, that the Company may, upon 30 days prior written notice to Participants, amend the Plan to permit a discount on shares purchased with optional cash payments or to eliminate optional cash payments.

11. Will certificates be issued for shares of Common Stock purchased under the Plan?

         Unless requested by a Participant, certificates for shares of Common Stock purchased under the Plan on behalf of a Participant will not be issued in a Participant's name. Certificates for any number of whole shares credited to a Participant's account under the Plan will be issued in the Participant's name without charge upon receipt by the Administrator of a written request therefor from the Participant. Certificates representing fractional share interests will not be issued under any circumstances. (See Question 17.)

OPTIONAL CASH PAYMENTS

12.      How may optional cash payments be made?

         Optional cash payments may be made only by Common Shareholders who are having dividends reinvested under the Plan. An optional cash payment may be made by enclosing a check or money order payable to "Registrar and Transfer Company, Agent" together with an Authorization Card or with an Optional Cash Payment Form provided at the bottom of a Plan account statement referred to in Question 14 below and mailing them to the Administrator. The deadline for receiving optional cash payments to be invested is 5:00 p.m., eastern time, on the second business day prior to each monthly purchase date.

13.      What are the limitations on making optional cash payments?

         The same amount of money does not need to be sent each month, and a Participant is under no obligation to make an optional cash payment in any month. Any optional cash payments, however, must not be less than $25.00 per payment nor may such payments by any Participant aggregate more than $10,000.00 in any calendar month, subject to the right of the Company from time to time to change such amounts or to eliminate optional cash payments upon giving
Participants in the Plan not less than 30 days prior written notice of the effective date of such change; provided, however, any such change shall not occur more often than once every three months.

REPORTS TO PARTICIPANTS

14.      What reports will be sent to Participants?

         As soon as practicable after each purchase made under the Plan on behalf of a Participant, the Participant will receive a statement showing the amount invested, the purchase price, the number of shares purchased, and other information regarding the status of the Participant's account as of the date of such statement. Each Participant is responsible for retaining these statements in order to establish the cost basis of his shares purchased under the Plan for tax purposes.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

15.      How may a Participant withdraw shares purchased under the Plan?

         A Participant may withdraw all or any portion of the whole shares of Common Stock held in the Participant's account under the Plan by notifying the Administrator in writing to that effect. The notice should be sent to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572. A certificate for the whole shares so withdrawn will be issued in the name of and mailed to the Participant. In no case will certificates for fractional share interests be issued. (See Question 17.)

TERMINATION OF PARTICIPATION

16.      How may a Participant's participation in the Plan be terminated?

         A Participant may terminate participation in the Plan at any time by notifying the Administrator in writing to that effect; however, any notice of termination received by the Administrator between a dividend record date and payment date will not be effective insofar as that dividend is concerned. Any such termination notice should be sent to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572. The Company may also terminate a Participant's participation in the Plan by giving written notice to that effect to a Participant at any time; however, if such notice is given between a dividend record date and payment date, such termination shall not be effective insofar as that dividend is concerned.

17. What happens to the whole shares and any fractional share interest in a Participant's account when a Participant's participation in the Plan is terminated?

         Upon termination of a Participant's participation in the Plan, a certificate for the number of whole shares in the Participant's account will be issued in the name of and mailed to the Participant. In lieu of issuing a certificate for any fractional share interest remaining in a terminated Participant's account, the fractional share interest will be liquidated, and a check for the net proceeds resulting from such liquidation will be mailed to the Participant.

         Upon termination of participation in the Plan, a Participant may send a written request to the Administrator that the whole shares in a Participant's account be sold. The Administrator will make such a sale for the Participant's account as soon as possible after processing the request for termination. The Participant will receive the proceeds, less any brokerage fees, from the sale of the whole shares, as well as the cash value of any fractional shares.

OTHER INFORMATION

18.      How does the Plan's share safekeeping feature work?

         At the time of enrollment in the Plan, or at any later time, Participants may use the Plan's share safekeeping service to deposit any Common Stock certificates in their possession with the Administrator. Shares deposited will be transferred into the name of the Administrator or its nominee and credited to the Participant's account under the Plan. Thereafter, such shares will be treated in the same manner as shares purchased through the Plan. By using the Plan's share safekeeping service, Participants no longer bear the risk associated with loss, theft or destruction of share certificates.

         Participants who wish to deposit their Common Stock certificates with the Administrator must mail their request and their certificates to the Administrator. The certificates should not be endorsed. It is recommended that Participants use registered, insured mail when mailing certificates to the Administrator.

19. What happens to a Participant's Plan account if all shares registered in the Participant's name are transferred or sold?

         If a Participant disposes of all shares of Common Stock registered in the Participant's name on the shareholder records of the Company without terminating participation in the Plan, the Administrator will continue to reinvest dividends payable on the shares of Common Stock held in the Participant's Plan account until such time as the Participant's participation in the Plan is terminated. (See Question 16.)

20. What happens if the Company has a Common Stock rights offering, stock dividend or stock split?

         If the Company effects a Common Stock dividend or stock split, it will credit each Participant's account with additional shares based on the number of shares that the Participant holds in the account on the record date for the dividend or split. If the Company grants its shareholders rights or warrants to purchase additional shares of Common Stock or other securities, then it will grant these rights or warrants to Participants based on the number of shares held in their accounts on the record date for the grant.

21. How will a Participant's Plan shares be voted at a meeting of shareholders?

         If on the record date for a meeting of shareholders there are any whole shares credited to a Participant's account under the Plan, such whole shares will be added to the shares registered in the Participant's name on the shareholder records of the Company. The Participant will receive one proxy covering the total of such shares, which proxy will be voted as the Participant directs; or, if a Participant so elects, the Participant may vote all of such shares in person at the shareholders' meeting.

22. May a Participant transfer the ownership of the Shares in his Plan account?

         If a Participant wishes to transfer the ownership of all or part of the Participant's shares held under the Plan to another person, whether by gift, private sale, or otherwise, the Participant may effect such transfer by mailing an executed stock power to the Administrator. Transfers must be made in whole share amounts. Requests for transfer are subject to the same requirements as for transfer of Common Stock certificates generally, including the requirement of a medallion stamp guarantee on the stock power. Stock Power Forms are available from the Administrator.

         Once shares in a Plan account are transferred, the transferee must obtain an Authorization Card from the Administrator to enroll the shares in the Plan. Transferred shares will not be automatically enrolled in the Plan. The transferee may send the Authorization Card to the Administrator at the same time as the transferor submits the Stock Power Form to effectuate the transfer.

23. What are the federal income tax consequences of participation in the Plan?

         Under the current provisions of the Internal Revenue Code of 1986, as amended, (the "Code") the purchase of shares of Common Stock under the Plan will generally result in the following federal income tax consequences:

         REINVESTED DIVIDENDS. In the case of reinvested dividends, because the Administrator will acquire shares for a Participant's Plan account directly from the Company, the Participant must include in gross income a dividend amount equal to the number of shares purchased with the Participant's reinvested dividends multiplied by the fair market value of the Common Stock on the relevant dividend payment date. The Participant's basis in those shares will also equal the fair market value of the shares on the relevant dividend payment date.

         OPTIONAL CASH PAYMENTS. The Participant's basis in shares acquired with optional cash payments will be the price actually paid by the Participant for such shares. If, however, the Company were to modify the Plan to permit a discount on the purchase price of shares purchased with optional cash payments, the amount of the discount, as determined by the difference between the fair market value of the Common Stock received and the amount of cash paid for it, will be treated as a dividend for tax purposes.

         ADDITIONAL INFORMATION. The holding period for the Plan Shares will begin the day after the date the shares are acquired. A Participant will not realize any taxable income when he or she receives certificates for whole shares credited to his or her account under the Plan, either upon a request for such certificates or upon termination of the Plan. However, a Participant who receives, upon withdrawal from or termination of the Plan, a cash payment for the sale of Plan Shares held for such Participant's account under the Plan or for a fractional share then held in his or her Plan account will realize gain or loss measured by the difference between the amount of the cash received and the Participant's basis in such shares or fractional share. If, as usually is the case, the Common Stock is a capital asset in the hands of a Participant, such gain will be short-term or long-term capital gain, depending upon whether the holding period for such shares is more or less than one year.

         In general, the corporate dividends-received deduction has been reduced to 70% and may be further reduced. Corporate shareholders also should be aware that the Internal Revenue Code of 1986, as amended, limits the availability of the dividends-received deduction under various special rules, including the situation where a holder of stock incurs indebtedness directly attributable to such stock or fails to satisfy certain holding period requirements. Corporate shareholders who participate in the Plan should consult their own tax advisers to determine their eligibility for the dividends-received deduction.

         The above is intended only as a general discussion of the current federal income tax consequences of participation in the Plan. Participants should consult their own tax advisers regarding the federal and state income tax consequences (including the effects of any changes in law) of their individual participation in the Plan.

24. Will the shares purchased under the Plan be listed on The Nasdaq National Market?

         The Company will take all steps necessary to seek approval of the shares for quotation on The Nasdaq National Market, subject to official notice of issuance. The Company shall give such notice to Nasdaq as may be required to permit the listing of the Common Stock issued in connection with the Plan.

25. What are the responsibilities of the Company and the Administrator under the Plan?

         Neither the Company nor the Administrator shall be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability (i) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt by the Administrator of notice in writing of such death, (ii) with respect to the price at, or terms upon which, shares of Common Stock may be purchased under the Plan or the times such purchases may be made, or (iii) with respect to any fluctuation in the market value of the Common Stock before, at or after the time any such purchases may be made, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth hereunder. The terms and conditions of the Plan shall be governed by the laws of the State of South Carolina.

26.      Who bears  the risk of market  fluctuations  in the price of the Common
         Stock?

         A Participant's investment in shares held in a Plan account is no different than an investment in shares not held in a Plan account. Each Participant bears the risk of loss and the benefits of gain from market price changes with respect to all shares.

         Neither the Company nor the Administrator can guarantee that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price. Each Participant should recognize that neither the Company nor the Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

27.      May the Plan be changed or discontinued?

         The Company reserves the right to modify, suspend or terminate the Plan at any time. Participants will be notified of any such modification, suspension or termination.

28.      How is the Plan to be interpreted?

         Any  question  of  interpretation   arising  under  the  Plan  will  be
determined by the Company, and such determination shall be final.

29.      Who should be contacted with questions about the Plan?

         The Administrator:

         The South Financial Group Dividend Reinvestment Plan
         c/o Registrar and Transfer Company
         10 Commerce Drive
         Cranford, New Jersey 07016-3572
         1-800-368-5948 (between 9:00 a.m. and 5:00 p.m. eastern time)
         Email:  invrelations@rtco.com

         The Company:

         The South Financial Group, Inc.
         Investor Relations Department
         P.O. Box 1029
         Greenville, SC 29602
         1-800-951-2699 ext. 54919
              (between 9:00 a.m. and 5:00 p.m. eastern time)

                                 USE OF PROCEEDS

         We are unable to predict either the number of shares of Common Stock that will be sold pursuant to the Plan or the prices at which such shares will be sold. We will use the proceeds of this offering for general corporate purposes. The proceeds may either be used at the holding company level or contributed to our subsidiaries. Pending such use we will invest the proceeds in high-quality, short-term investments.

                                 INDEMNIFICATION

         We refer you to Chapter 8, Articles 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, respecting indemnification of officers and directors of South Carolina corporations in connection with legal proceedings involving any of these persons because of being or having been an officer or director. These provisions generally set forth the instances and requirements with respect to indemnification of directors and officers by the corporation, provide for the advancement of expenses to be incurred in legal proceedings upon compliance with certain requirements, provide for mandatory indemnification by the corporation of directors and officers who are wholly successful in the defense of legal proceedings, and permit a corporation to purchase and maintain insurance on behalf of persons who are or were officers or directors. We maintain directors' and officers' liability insurance.

         We also refer you to Chapter 2 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, respecting the limitation in a corporation's articles or incorporation of the personal liability of a director for breach of the director's fiduciary duty. In accordance with these provisions, the Articles of Amendment of the Company adopted on April 5, 1989 and filed with the South Carolina Secretary of State provide as follows:

A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of laws; (iii) imposed under Section 33-8-330 of the Act (improper distribution to shareholder); or (iv) for any transaction from which the director derived an improper personal benefit.

         To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the provisions described above, we have been informed that in the SEC's opinion this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              FINANCIAL STATEMENTS

         The financial statements incorporated in this Prospectus and elsewhere in the related registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by KPMG LLP, independent certified public accountants, as indicated in their reports with respect thereto.

                            VALIDITY OF COMMON STOCK

         The validity of the shares of our common stock to be issued under the Plan has been passed upon by Wyche, Burgess, Freeman & Parham, P.A., Greenville, South Carolina. As of May 31, 2000, attorneys of Wyche, Burgess, Freeman & Parham, P.A., beneficially owned in the aggregate approximately 29,000 of the outstanding shares of common stock of the Company.




No  person  has  been  authorized  to  give
any  information  or  to  make  any
representation  in connection  with this
offering other than those  contained in
this Prospectus and, if given or
made, such other information or representations                           [LOGO]
must not be relied upon as having been authorized
by the Company. Neither the delivery of this                [THE SOUTH FINANCIAL GROUP, INC.]
Prospectus nor any sale made hereunder shall,
under any circumstances, create any implication
that there has been no change in the affairs of
the Company since the date hereof or that the               COMMON STOCK DIVIDEND REINVESTMENT
information contained herein is correct as of any                          PLAN
time subsequent to its date.  This Prospectus does
not constitute an offer to sell, or a solicitation
of an offer to buy any securities other than the
registered securities to which it relates or in                       450,000 Shares
any circumstances in which such offer or                               Common Stock
solicitation is unlawful.



                 TABLE OF CONTENTS                                    -----------------
                                                                          PROSPECTUS
WHERE YOU CAN FIND                                                    -----------------
MORE INFORMATION...................inside cover
SUMMARY.......................................1
RISK FACTORS..................................2
   Growth through acquisitions................2
   Antitakeover measures......................2                          June 8, 2000
   Growth in commercial lending activities....3
DESCRIPTION OF THE PLAN.......................4
USE OF PROCEEDS..............................15
INDEMNIFICATION..............................15
FINANCIAL STATEMENTS.........................16
VALIDITY OF COMMON STOCK.....................16


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee...........$   xx.xx
Printing expenses (estimated).....................................xx.xx
Legal fees and expenses (estimated)...............................xx.xx
Miscellaneous (estimated)........................................ xx.xx
                                                                 ------
         TOTAL....................................................xx.xx

ITEM 15. INDEMNIFICATION OF  DIRECTORS AND OFFICERS

         Reference is made to Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, which provides for indemnification of officers and directors of South Carolina corporations in certain instances in connection with legal proceedings involving any such persons because of being or having been an officer or director. The Company's Bylaws provide (i) that the Corporation shall indemnify any individual made a party to a proceeding because he is or was a Director of the Corporation against liability incurred in the proceeding to the fullest extent permitted by law, and (ii) that the Corporation shall pay for or reimburse the reasonable expenses incurred by a Director who is a party to a proceeding in advance of final disposition of the proceeding to the fullest extent permitted by law. The Company has entered into indemnification agreements with each of its Directors, which generally make the above-referenced Bylaws provisions the basis of a contract between the Company and each director.

         Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, also permits a corporation to purchase and maintain insurance on behalf of a person who is or was an officer or director. The Company maintains directors' and officers' liability insurance.

         Reference is made to Chapter 2 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, respecting the limitation in a corporation's articles of incorporation of the personal liability of a director for breach of the director's fiduciary duty. Reference is made to the Company's Articles of Amendment filed with the South Carolina Secretary of State on April 18, 1989 which state: "A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved gross negligence, intentional misconduct, or a knowing violation of law, (iii) imposed under Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (improper distribution to shareholder), or (iv) for any transaction from which the director derived an improper personal benefit."

ITEM 16. EXHIBITS

Exhibit
-------
5.1 Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of The South Financial Group, Inc.

23.1 Consent of KPMG LLP.
23.2 Consent of Wyche,  Burgess,  Freeman & Parham,  P.A.:  Contained in Exhibit
     5.1.
24.1 The Power of Attorney: Contained on the signature page of this Registration Statement.
99.1 Summary Fact Sheet with respect to Common Stock Dividend Reinvestment Plan

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual reports pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on November 1, 2000.



                                            THE SOUTH FINANCIAL GROUP, INC.



                                            By:      /s/ William S. Hummers III
                                                     -------------------------
                                                     William S. Hummers III,
                                                     Executive Vice President



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mack I. Whittle, Jr. and William S. Hummers III, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all annexes thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:

Signature                                    Title                                            Date

/s/ William R. Timmons, Jr.                 Chairman of the Board                             November 1, 2000
------------------------------------
William R. Timmons, Jr.

/s/ Mack I. Whittle, Jr.                    President, Chief Executive Officer                November 1, 2000
------------------------------------        and Director (Principal Executive Officer)
Mack I. Whittle, Jr.

/s/ William S. Hummers III                  Executive Vice President, Director                November 1, 2000
------------------------------------        (Principal Accounting and Financial Officer)
William S. Hummers III

/s/ M. Dexter Hagy                          Director                                          November 1, 2000
------------------------------------
M. Dexter Hagy


                                      II-3

                                            Director
------------------------------------
Eugene E. Stone IV

/s/ H. Earle Russell, Jr.                   Director                                          November 1, 2000
------------------------------------
H. Earle Russell, Jr.

/s/ Judd B. Farr                            Director                                          November 1, 2000
------------------------------------
Judd B. Farr

/s/ Charles B. Schooler                     Director                                          November 1, 2000
------------------------------------
Charles B. Schooler


                                            Director
------------------------------------
David C. Wakefield III


/s/ C. Claymon Grimes, Jr.                  Director                                          November 1, 2000
------------------------------------
C. Claymon Grimes, Jr.

                                            Director
------------------------------------
Samuel H. Vickers

                                            Director
------------------------------------
Mason R, Chrisman

/s/ Stephen L. Chryst                       Director                                          November 1, 2000
------------------------------------
Stephen L.  Chryst

                                            Director
------------------------------------
W. Gairy Nichols III

                                            Director
------------------------------------
Thomas J. Rogers

                                            Director
------------------------------------
Albert A. Springs III


                       INDEX TO EXHIBITS CONTAINED HEREIN



Exhibit
-------
5.1 Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of The South Financial Group, Inc.
23.1 Consent of KPMG LLP.
23.2 Consent of Wyche,  Burgess,  Freeman & Parham,  P.A.:  Contained in Exhibit
     5.1.
24.1 The Power of Attorney: Contained on the signature page of this Registration Statement.
99.1 Summary Fact Sheet with respect to Common Stock Dividend Reinvestment Plan







                                      II-5